Exhibit 99.1

 Needham 16th Annual Technology & Media Conference    May 18, 2021  1

 2  Disclaimer and Notes  In General. This disclaimer applies to this document and the verbal or written comments of any person presenting it. This document, taken together with any such verbal or written comments, is referred to herein as the “Presentation.” Prior to November 19, 2019, our corporate name was New Media Investment Group Inc. ("New Media" or "Legacy New Media"), and Gannett Co., Inc. ("Legacy Gannett") was a separate publicly traded company. On November 19, 2019, New Media acquired Legacy Gannett (the "Acquisition"). In connection with the Acquisition, Legacy Gannett became a wholly owned subsidiary of New Media, and New Media's name was changed to Gannett Co., Inc. (also referred to as “Gannett,” “we,” “us,” “our” or the “Company”).Cautionary Statement Regarding Forward-Looking Statements. Certain statements in this Presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our operating priorities, our ability to grow Adjusted EBITDA, measures expected to result in annualized cash interest savings, our ability to achieve our operating priorities, our digital revenue performance, shifts in our revenue mix and the timing of realizing such shifts, the potential sales of non-core assets, including the anticipated use of any proceeds from such sales, integration of our acquisitions, our ability, in terms of both amount and timing, to surpass $300 million of annualized synergies, our expectations, in terms of both amount and timing, with respect to debt repayment, real estate sales and debt refinancing, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, our strategy, and future revenue trends, and our ability to influence trends. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Many of these risks and uncertainties are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Presentation. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Presentation. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based, except as required by law.Past Performance.  In all cases where historical performance is presented, please note that past performance is not a reliable indicator of future results and should not be relied upon as the basis for making an investment decision.  This Presentation is not an offer to sell, nor a solicitation of an offer to buy any securities.Non-GAAP Measures. This Presentation includes non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income (loss) attributable to Gannett and same store revenue. Year-over-year same store revenue changes are calculated based on GAAP revenue for Gannett for the current period, excluding (1) exited operations, (2) currency impacts, and (3) deferred revenue impacts related to the Acquisition. See the “Appendix” in this presentation for information regarding these non-GAAP measures, including reconciliations to the most directly comparable GAAP financial measure.

 3  Today’s Presenters  Michael ReedChairman & Chief Executive OfficerMayur GuptaChief Marketing & Strategy Officer    Doug HorneChief Financial OfficerKris BartonChief Product Officer

 Gannett is a subscription-led and digitally focused media and marketing solutions company committed to empowering communities to thrive. Our strategy is focused on driving audience growth and engagement by delivering deeper content experiences to our consumers, while offering the products and marketing expertise our business partners desire.    4

 Company HistoryNew Media’s acquisition of Gannett in November 2019 created the largest local-to-national media network in the U.S.   2015  Gannett separates from its broadcasting and digital businesses (now TEGNA)  2019  New Media acquires Gannett for $2.1 billion in a cash and stock transaction in November (1)  2014  New Media launches as a public company      2020  Achieved annualized synergies of $245 millionRefinanced $497 million of debt into 6% convertible notes due 2027             2021  Refinanced remaining $1.0 billion of debt into Term Loan B due 2025Achieved annualized synergy target of $300 million  Includes debt and pension assumed with purchase

Significant Achievement Against 2020 Gannett Priorities

Implement $300M in synergies by year end 2021	+ Achieved $300M annualized run rate in Q1 2021 + Raised target to $325M annualized run rate by year end 2021
Continue normal course cost reduction programs to mitigate pandemic	+ $125-150M temporary savings put in place in early 2020 + Enacted $160M annualized permanent savings mid 2020 in response to pandemic + Q1 2021 total operating expenses down over 20% year over year
Aggressively pay down debt with goal to refinance term loan at end of 2021	+ November 2020, refinanced approximately $500M of original 11.5% term loan with issuance of 6% convertible notes due in 2027 + February 2021, refinanced remaining 11.5% term loan by closing on $1.045B 5-year, senior secured term loan facility + Targeting First Lien Net Leverage of 1.0x by end of 2022
Stabilize revenue trends by reducing reliance on print advertising	+ Print advertising represents 25% of revenues in the first quarter of 2021, compared to 31% this time last year + Total digital revenues account for 30% of total revenues in the first quarter of 2021 + Digital only circulation subscriptions surpassed 1.2M in Q1 2021, up 37% year over year

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Key Operating Pillars

strong opportunity for creating stakeholder value

Accelerate digital subscriber growth

- Expect to reach 10 million digital-only subscriptions in the next 5 years, inclusive of new offerings tailored to specific users
- Anchored on high-quality, original, impactful journalism and premium content experiences

Drive digital marketing services (DMS) growth

- Significant digital scale
- Leverage integrated sales structure and lead generation strategy to grow client base
- Data and insights inform new and dynamic marketing products and services

Optimize traditional print business

- Optimizing our pricing and improving customer service for our print subscribers
- Print advertising continues to offer a compelling branding opportunity across our U.S. and U.K. operations

Prioritize investments in growth businesses

- Identify, test, and invest in opportunities for growth
- Examples include:
  - USA TODAY NETWORK Ventures (Events + Promotions)
  - Reviewed.com
  - USA TODAY Sports Media Group
  - Online sports betting / gaming

Build on inclusive & diverse culture

- Progress toward stated 2025 workforce diversity goals
- Align our culture around empowering our communities to thrive and putting our customers at the center of everything we do

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Accelerate Digital Subscriptions: 4 Priorities

Launch New Subscriber Products To Expand TAM

- USA TODAY opportunity
- New product launches
- Test & learn new content categories beyond news

Optimize Content, Product, Marketing (Customer Obsession)

- Elevated customer experience
- Personalization and subscriber only features
- Mobile-first native and immersive experiences

Strengthen Retention & Diversify Subscriber Acquisition

- Enhanced creative & content marketing
- Build habits with intelligent triggers
- New acquisition channels

Data Foundation & Agile Growth Rhythm

- Higher velocity of test & learn
- Increased customer research
- Machine learning



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Drive DMS Growth: Opportunity & Value Creation

- Significant local community footprint, trusted brands, in-market sales teams create unique opportunity to help local businesses thrive
  - Access and reach national brands do not have
  - Already one of the largest DMS players in the market
- National competitors have seen significant growth, but are also not profitable
  - Valuation based on revenue multiple

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Drive DMS Growth: 3 Priorities

Our DMS business helps SMBs 1) Build their online presence 2) Drive awareness & leads 3) Manage & nurture leads 4) Measure what works

Client Experience

- Client Engagement with the LOCALiQ platform
- Improved customer service experiences

Product Expansion

- Fully managed, one-stop shop integrated solutions for
  - Building digital presence
  - Driving awareness & leads
  - Manage & nurturing leads
  - Knowing what works
- Tiered product offerings with differentiated features

Go-to-Market Channel Expansion

- Multi-channel approach
- Enhancing creative to drive on- and off-platform engagement
- Test & learn from data



Language
Demographics
Operating system
Seach Network partner
Browser
Device
Time
Day of week
Device type
Conversion path
Locations
Interests
Audience segment
Conversion rate
Extensions
Ad characteristics

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 11  Optimizing Traditional Print Business: Retain & Engage  Increased investment in retaining print subscribers:Expanded content in response to customer feedbackEnhanced customer service through completed integration to a centralized customer service centerLoyalty programs and subscriber-only offerings                  Total Print Subscribers

Prioritize Investments in Growth Businesses: Identify – Test - Invest

Identify: Sports Betting / Online Gaming

- Actively in discussions with online gaming partners to leverage our unparalleled assets and footprint in a partnership
- Announcement pending Q2 2021

Test: NFTs

- Testing first auction in several weeks
- Large historical news archives offer a potential opportunity

Invest: USA TODAY NETWORK Ventures

- Expansion of flagship event concepts and promotions across complete footprint
- Development of new event concepts
- Return to in-person events presents significant growth opportunity

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Build on Inclusive & Diverse Culture: Transparency & Commitment

Committed Goals by 2025:

- By the end of 2021, **expand the demographic data we track**, providing employees the opportunity to voluntarily self-identify in order to better understand and serve our workforce, including those who are living with a disability, are LGBTQ+, or have military experience
- Provide further **breakdowns of our workforce by functional areas**
- **Achieve year-over-year improvement** in overall workforce representation
- Increase the representation of **People of Color in leadership positions by 30%**
- Achieve **racial and gender parity with the diversity of our nation**, throughout our workforce

Our Actions

- **Transparently sharing our workforce demographics** both internally and externally, as well as regularly measuring our progress
  - Publish bi-annually on our website
  - Published initial Gannett Inclusion Report in Q1 2021
- **Further invest in training** for managers—who have the most impact on employee experiences
- Continue to **evaluate and improve our People Programs** to ensure everyone has equal access and opportunities to thrive in a safe, welcome and respectful environment
- **Hold our Leadership accountable** to meet defined objectives as identified in the annual goal setting process

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 14  Topline Stats: Community Engagementlocal reach across U.S. and U.K.(1)  For the quarter ending March 31, 2021.     Average Monthly Audience (UVs)      187M  Total Pageviews    Total Video Views (on platform)    Event Attendees      5.5B    369M    38K+  U.S. Daily & U.K. Weekly Print Readership      13.0M

Topline Stats: Growth Drivers

local reach across U.S. and U.K.[(1)]

Accelerate digital subscriber growth

1.2M

Digital-only Subscribers

Drive digital marketing services (DMS) growth

20K

DMS Customers

Optimize traditional print business

2.4M

Total Print Subscribers

Prioritize investments in growth businesses

1st

Live Event Held
Since Onset of Pandemic
Safely welcomed 18,000+ attendees over 3 days

Build on inclusive & diverse culture

Forbes 2021 THE BEST EMPLOYERS FOR DIVERSITY POWERED BY STATISTA

HUMAN RIGHTS CAMPAIGN FOUNDATION BEST PLACES TO WORK 2021 for LGBTQ Equality 100% CORPORATE EQUALITY INDEX

Recognized as Top Employer for Diversity & LGBTQ Equality

1. As of May 7, 2021.

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 16  Q1 2021 Results and Non-GAAP Highlights(1)    Total Operating RevenueSame store total revenues on a pro forma basis decreased 16.5%      $777.1M  Adjusted EBITDAUp 1.4% to prior year quarter    Free Cash Flow        $100.5M    $53.7M      Net Cash Flow Providedby Operating Activities    $61.3M  Non-GAAP Results(1)  GAAP Results  Net loss attributable to GannettReflects $126.6 million non-cash loss on the derivative associated with our convertible notes    $142.3M    $14.6M  Adjusted Net Income attributable to Gannett  Non-GAAP reconciliation is available in the appendix.

 17  Non-GAAP Reconciliation  The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.The Company defines its non-GAAP measures as follows:Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income (expense), (5) Loss on Convertible notes derivative, (6) Other non-operating items, including equity income, (7) Depreciation and amortization, (8) Integration and reorganization costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, (13) Other operating expenses, including third-party debt expenses and acquisition costs, (14) Gains or losses on the sale of investments and (15) certain other non-recurring charges. The most directly comparable GAAP measure is Net income (loss) attributable to Gannett. Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues. Adjusted Net Income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before: (1) Gains or losses on the early extinguishment of debt, (2) Loss on Convertible notes derivative, (3) Asset impairments, (4) Gains or losses on the sale or disposal of assets and (5) certain other non-recurring charges. The most directly comparable GAAP measure is Net income (loss) attributable to Gannett.Free cash flow is a non-GAAP liquidity measure that adjusts our reported GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Net cash provided by operating activities as reported on the Statement of Cash Flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable GAAP financial measure is Net cash from operating activities. Management’s Use of Non-GAAP MeasuresAdjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (loss) attributable to Gannett and Free cash flow are not measurements of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), margin, cash flow from operating activities, or any other measure of performance or liquidity derived in accordance with GAAP. We believe these non-GAAP financial measures as we have defined them are helpful in identifying trends in our day-to-day performance because these items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income (loss) attributable to Gannett provide us with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation, non-cash impairments, and interest expense associated with our capital structure. These metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA and Adjusted EBITDA margin are metrics we use to review the financial performance of our business on a monthly basis.We use Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income (loss) attributable to Gannett as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.  Limitations of Non-GAAP MeasuresEach of our non-GAAP measures have limitations as an analytical tool. They should not be viewed in isolation or as a substitute for GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net Income (loss) attributable to Gannett and using these non-GAAP financial measures as compared to GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (loss) attributable to Gannett and Free Cash Flow are not alternatives to net income (loss), income from operations, or cash flows provided by or used in operations as calculated and presented in accordance with GAAP. As such, they should not be considered or relied upon as a substitute or alternative for any such GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Net income (loss) to Adjusted Net Income (loss) attributable to Gannett and Cash provided by operations to Free Cash Flow along with our condensed consolidated financial statements included elsewhere in this report and in our filings with the Securities and Exchange Commission. We also strongly urge you to not rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net Income (loss) attributable to Gannett and Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (loss) attributable to Gannett and Free Cash Flow measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Gannett Non-GAAP Reconciliation[1]

(in thousands)	3 months ended March 31, 2021
Net loss attributable to Gannett	($142,316)
Benefit for income taxes	(9,109)
Interest expense	39,503
Loss on early extinguishment of debt	19,401
Non-operating pension income	(23,878)
Loss on Convertible notes derivative	126,600
Other non-operating expense (income), net	(1,875)
Depreciation and amortization	58,103
Integration and reorganization costs	13,404
Other operating expenses[2]	10,576
Asset impairments	833
Net loss on sale or disposal of assets	4,745
Share-based compensation expense	3,423
Other items	1,055
Adjusted EBITDA (non-GAAP basis)	**$100,465**
Net income (loss) attributable to Gannett margin	(18.3%)
Adjusted EBITDA margin (non-GAAP basis)	12.9%

(in thousands)	3 months ended March 31, 2021
Net loss attributable to Gannett	($142,316)
Provision for income taxes	(18,606)
Loss on early extinguishment of debt	19,401
Loss on Convertible notes derivative	126,600
Integration and reorganization costs	13,404
Other operating expenses[2]	10,576
Asset impairments	833
Net loss on sale or disposal of assets	4,745
Adjusted Net Income attributable to Gannett	**$14,637**

(in thousands)	3 months ended March 31, 2021
Net cash flow provided by operating activities (GAAP basis)	$61,316
Capital expenditures	(7,607)
Free cash flow (non-GAAP basis)[3]	**$53,709**

1. Small discrepancies may exist due to rounding.
2. Includes $10.2 million of third-party fees related to the 5-Year Term Loan
3. Free cash flow for the first quarter was negatively impacted by $21.1 million of integration and reorganization costs and $9.7 million of third-party fees related to the 5-Year Term Loan.

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19  Gannett Same Store Revenue Reconciliation                (in thousands)  3 months endedDecember 31, 2020  3 months endedDecember 31, 2019  $ Variance  % Variance  Total Pro Forma Gannett Revenue  $777,084   $948,682   ($171,598)  -18.1%  Acquired Revenue  -  -        Currency Impacts  (4,541)  -        Exited Operations  (25)  (25,565)        Deferred Revenue Adjustments  -  1,834         Same Store Revenue, Total Gannett  $772,518   $924,951   ($152,433)  -16.5%